EXHIBIT 32

In connection with the Quarterly Report of Digital Development Partners, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2019, as filed with the Securities and Exchange Commission (the “Report”), Jack Jie Qin, the Principal Executive Officer and William E. Sluss, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

November 19, 2019	By:	/s/ Jack Jie Qin
Jack Jie Qin, Principal Executive Officer

	By:	/s/ William E. Sluss
William E. Sluss, Principal Financial Officer